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COMMUNITY BANK - ONEONTA                                J R WHITLOCK, SR.                            Loan Number      2022892
P O BOX 370                                             9 GREENBRIAR LN                              Date             04/20/1998
ONEONTA, AL 35121                                       ONEONTA, AL 35121                            Maturity Date    04/20/1999
                                                                                                     Loan Amount      $90,050.00
LENDER'S NAME AND ADDRESS                               BORROWER'S NAME AND ADDRESS                  Renewal Of       ___________
"You" means the Lender,                                 "I" includes each Borrower above,                             ###-##-####
its successors and assigns.                             jointly and severally

TERMS FOLLOWING A [ ] APPLY ONLY IF CHECKED

NOTE - For value received, I promise to pay to you, or your order, at your address above, the principal sum of:
                                                                                                                -------------------
          NINETY THOUSAND FIFTY AND 00/100                                                                      Dollars $90,050.00,
--------------------------------------------------------------------------------------------------------------          -----------
plus interest from         APRIL 20, 1998        at the rate of       9.500%          per year until        04/20/1999
                   -----------------------------                ---------------------                -----------------------------.

ADDITIONAL FINANCE CHARGES - [ ] I agree to pay a refundable interest surcharge fee of $________________. [ ] I agree to pay a processing fee of $________________.
The processing fee is [ ] refundable. [ ] nonrefundable. Fees will be [ ] paid in cash [ ] paid pro rata over the term of the loan.
[ ] withheld from the proceeds. (Fees withheld from the proceeds are included in the principal sum).
[ ] VARIABLE RATE - The rate above may change so as always to be __________________________________________________________________
    _______________________________________________________________________________________________________________________________
    _______________________________________________________________________________________________________________________________
    ___________. The interest rate may not change more than _____________% each ___________________________________________________
    The annual interest rate in effect on the note will not at any time be more than ________% or less than _______%. The interest rate in effect on this note may change (as often as) ________________________________ (assuming there is a change in the base rate) and  an increase in the interest rate will cause an increase in [ ] the amount of each scheduled payment. [ ] the amount due at maturity. [ ] the number of payments.

PAYMENT. I will pay this note as follows:
    (a) [X] Interest due:  AT MATURITY 04/20/1999
                           --------------------------------------------------------------------------------------------------------
            Principal due: ________________________________________________________________________________________________________
    (b) [ ] This note has ______ payments. The first payment will be in the amount of $____________ and will be due _______________
        ___________________. A payment of $_____________ will be due on the _______ day of each ___________________________________
        thereafter. The final payment of the entire unpaid balance of principal and interest will be due _________________________.

INTEREST - Interest accrues on a        DAILY        basis.        POST MATURITY INTEREST - Interest will accrue after maturity on
                                 -------------------               the unpaid balance of this note on the same basis as interest
[ ] MINIMUM INTEREST CHARGE - I agree to pay a minimum interest    accrues before maturity, unless a specific post-maturity
charge of $__________ if I pay this loan off before you have       interest rate is agreed to in the next sentence.
earned that much in interest.
[X] LATE CHARGE - I agree to pay a late charge on the portion of   [ ] Interest will accrue at the rate of ______________% per year
any payment made more than   15   days after it is due equal to    on the balance of this note not paid at maturity, including
                           ------                                  maturity by acceleration.
5% OF BALANCE NOT TO EXCEED $100.00.
---------------------------------------------------------------.   THE PURPOSE OF THIS LOAN IS          LINE OF CREDIT
                                                                                                -----------------------------------
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SECURITY - You have certain rights that may affect my property as explained on page 2. This loan [X] is [ ] is not further secured.

     (a) [X] This loan is secured by STOCK POWER, dated 4/20/98.
                                     -----------        -------
     (b) [X] Security Agreement - I give you a security interest in the Property described below. The rights I am giving you in this Property and the obligations this agreement secures are defined on page 2 of this agreement.
         275 SHARES COMMUNITY BANCSHARES INC STOCK CERT # 252
         550 SHARES CERT # 1705     515 SHARES CERT # 3240
         750 SHARES CERT # 1778      60 SHARES CERT # 3772
         700 SHARES CERT # 2368      65 SHARES CERT # 3993
         200 SHARES CERT # 2662    3115 SHARES CERT # 5647
                                                                          This Property will be used for     BUSINESS     purposes.
                                                                                                         ----------------

ANNUAL PERCENTAGE RATE          FINANCE CHARGE       AMOUNT FINANCED         TOTAL OF PAYMENTS       I have the right to receive at
The cost of my credit       The dollar amount the  The amount of credit    The amount I will have     this time an itemization of
   as a yearly rate          credit will cost me     provided to me or   paid when I have made all        the Amount Financed
                                                       on my behalf         scheduled payments.         XX    YES - I want
       9.561%                    $8,604.75              $90,000.00            $98,604.75             -------- an itemization.
---------------------------------------------------------------------------------------------------           NO - I do not want
My Payment Schedule will be:                                                                         -------- an itemization.
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Number of Payments             Amount of Payments                     When Payments Are Due
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        1                          $98,604.75                              04/20/1999                    "e" means an estimate.
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                                   $                                                                 $    .00  Filing Fees
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                                   $                                                                 $    .00  Nonfiling Insurance
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                                   $
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[X] This note has a demand feature. [X] This note is payable on demand and all disclosures are based on an assumed maturity of one year
[ ] Variable Rate   [ ] My loan contains a variable rate feature. Disclosures about the variable rate feature have been provided to
     (Check One)        me earlier.
                    [ ] The annual percentage rate may increase during the term of this transaction if ____________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
Any increase will take the form of ________________________________________________________________________________________________
If the rate increases by __________________% in ___________________________, the __________________________________________________
will increase to _________________________. The rate may not increase more often than once _____________, and may not increase more than ____________% each _______________________________________________________. The rate will not go above _____________________%.
Security - I am giving security interest in:       [X] (brief description of other property)
  [ ] the goods or property being purchased.                         STOCK
  [X] collateral securing other loans with you may also secure this loan.
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[ ] Required Deposit - The annual percentage rate does not take into account my required deposit.
Prepayment - If I pay off this note early, I    [ ] may     [XX] will not     have to pay a penalty.
       [  ]  If I pay off this note early, I may be entitled to a refund of part of the interest surcharge.
       [XX]  If I pay off this note early, I    [ ] may     [XX] will not  be entitled to a refund of part of the processing fee.
[XX] Assumption - Someone buying the property securing this obligation cannot assume the remainder of the obligation on the original terms.
I can see my contract documents for any additional information about nonpayment, default, any required repayment before the scheduled date, and prepayment refunds and penalties.

CREDIT INSURANCE - Credit life insurance and credit disability insurance are not required to obtain credit, and will not be provided unless I sign and agree to pay the additional costs.

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Type                                 Premium                     Term
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Credit Life                            NA                         NA
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Credit Disability                      NA                         NA
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Joint Credit Life                      NA                         NA
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I [  ] do [XX] do not  want credit life insurance.
I [  ] do [XX] do not  want credit disability insurance.
I [  ] do [XX] do not  want joint credit life insurance.
I [  ] do [  ] do not  want                                           insurance
                            -----------------------------------------
X                                                        DOB  00/00/0000
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X                                                        DOB
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PROPERTY INSURANCE - I may obtain property insurance from anyone I want that is acceptable to you, or may provide it through an existing policy. If I get the insurance from or through you I will pay $___________________ for _________________ of coverage.

SINGLE INTEREST INSURANCE - I may obtain single interest insurance from anyone I want that is acceptable to you, or may provide it through an existing policy. If I get the insurance from or through you I will pay $__________________ for _______________ of coverage.
                               (Optional)

Signed __________________________________________________ For Lender (SEAL)

Title ____________________________________________________________________

VARIABLE/SIMPLE INTEREST NOTE, DISCLOSURE, AND SECURITY AGREEMENT
(C) 1981, 1988 Bankers Systems, Inc. St. Cloud MN (1-800-397-2341)
Form NDaS-VSI-AL 9/10/94

[Recycle Logo]

     "Right to receive money from you" means:
(a)  Any deposit account balance I have with you;
(b) Any money owed to me on an item presented to you or in your possession for collection or exchange; and
(c)  Any repurchase agreement or other nondeposit obligation.
     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you property accelerate under this note.
     If my fight to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any individual Retirement Account or other tax-deferred retirement account.
     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
OTHER SECURITY - Any present or future agreement securing any other debt I owe you also will secure the payment of this loan. Property securing another debt will not secure this loan if such property is my principal dwelling and you fail to provide any required notice of right of rescission. Also, property securing another debt will not secure this loan to the extent such property is in household goods.
OBLIGATIONS INDEPENDENT - I understand that my obligation to pay this loan is independent of the obligation of any other person who has also agreed to pay it. You may, without notice, release me or any of us, give up any right you may have against any of us, extend new credit to any of us, or renew or change this note one or more times and for any term, and I will still be obligated to pay this loan. You may, without notice, fail to perfect your security interest in, impair, or release any security and I will still be obligated to pay this loan.
WAIVER - I waive (to the extent permitted by law) demand, presentment, protest, notice of dishonor and notice of protest.
PRIVACY - I agree that from time to time you may receive credit information about me from others, including other lenders and credit reporting agencies.
I agree that you may furnish on a regular basis credit and experience information regarding my loan to others seeking such information. To the extent permitted by law, I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.
FINANCIAL STATEMENTS - I will give you any financial statements or information that you feel is necessary. All financial statements and information I give you will be correct and complete.
PURCHASE MONEY LOAN - If this is a Purchase Money Loan, you may include the name of the seller on the check or draft for this loan.



                 ITEMIZATION OF AMOUNT FINANCED

        AMOUNT GIVEN TO ME DIRECTLY          $   90,000.00
                                             -------------
   AMOUNT PAID ON MY (LOAN) ACCOUNT          $
                                             -------------
                    ORIGINATION FEE          $       50.00
                                             -------------
MOUNTS PAID TO OTHERS ON MY BEHALF:

             to Insurance Companies          $
                                             -------------
                to Public Officials          $
                                             -------------
                                             $
-----------------------------------          -------------
                                             $
-----------------------------------          -------------
                                             $
-----------------------------------          -------------
    (less) PREPAID FINANCE CHARGE(S)         $       50.00
                                             -------------
                    Amount Financed          $   90,000.00
                                             -------------

(Add all items financed and subtract prepaid finance charges.)
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Signatures and Seals: in witness whereof, I have signed my name and affixed my seal on this 20 day of April 1998. By doing so, I agree to the terms of this note and security agreement (including those on page 2) and acknowledge receipt of at least one copy on today's date.
COSIGNERS - SEE NOTICE ON PAGE 2 BEFORE SIGNING.
CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE
YOU SIGN IT.

Signature             /s/ J. R. WHITLOCK, SR.                        (SEAL)
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                          J. R. WHITLOCK, SR.


Signature                                                            (SEAL)
         ----------------------------------------------------------------------

                                    CONSUMER LOAN - NOT FOR OPEN-END CREDIT
                                                              (page 1 of 2)




                  Attach FTC "Preservation of Consumer Claims
                     and Defenses" Notice if Applicable






                                                               (page 2 of 2)
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